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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 28, 2004

Tapestry Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24320	84-1187753
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4840 Pearl East Circle, Suite 300W
Boulder, Colorado 80301
(Address of principal executive offices and zip code)

(303) 516-8500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

        On October 28, 2004, the Compensation Committee of the Board of Directors granted options to acquire shares of the Company's common stock under the 2004 Equity Incentive Plan (the "Plan") to executive officers of the Company as follows: Patricia A. Pilia, options on 60,000 shares; Martin M. Batt, options on 80,000 shares; Gordon H. Link, Jr., options on 80,000 shares; Kai P. Larson, options on 60,000 shares; Bruce W. Fiedler, options on 30,000 shares; and Anne L. Bailey, options on 80,000 shares.

        Each option has an exercise price of $1.06 per share, fully vests and becomes exercisable on October 28, 2009 and expires on October 28, 2014 unless sooner terminated in accordance with the terms of the Plan. The option may vest earlier if the Company's stock price, on a 20-day rolling average, exceeds $1.06 (the Company's stock price on the grant date) by a specified amount. If the 20-day rolling average stock price exceeds $1.06 by 30%, then 16.67% of the option vests. Likewise, if the 20-day rolling average stock price exceeds $1.06 by 60%, 90%, 120%, 150% and 200%, then in each case an additional 16.67% of the option vests.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2004

TAPESTRY PHARMACEUTICALS, INC.
By:	/s/ GORDON LINK Gordon Link Senior Vice President, Chief Financial Officer

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  Item 1.01. Entry Into a Material Definitive Agreement.
SIGNATURES